EXHIBIT 10.4

SUPPLEMENTAL CONFIRMATION

To:	Advanced Medical Optics, Inc. 1700 East St Andrew Place Santa Ana, CA 92705

From:	Goldman, Sachs & Co.

Subject:	Issuer VWAP Prepaid Share Forward Transaction

Ref. No:	SDB1621246575

Date:	June 7, 2006

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Advanced Medical Optics, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below.  This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.             This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of June 7, 2006 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time.  All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.             The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	June 7, 2006

Termination Date:	March 7, 2007, subject to GS&Co.’s right to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	[ * ], or, if such date is not an Exchange Business Day, the next following Exchange Business Day.

Forward Price Adjustment Amount:	USD [ * ]

Prepayment Amount:	USD 500,000,000

Initial Shares:	6,100,000 Shares.

*  This information has been omitted based on a request for confidential treatment.  The omitted portions have been separately filed with the Securities and Exchange Commission.

Minimum Shares:	[ * ] Shares.

Maximum Shares:	[ * ] Shares.

Ordinary Dividend Amount:	For any calendar quarter, USD [ * ]

3.             Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.

*  This information has been omitted based on a request for confidential treatment.  The omitted portions have been separately filed with the Securities and Exchange Commission.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

By:	/s/ Conrad Langenegger
Authorized Signatory

Agreed and Accepted By:

ADVANCED MEDICAL OPTICS, INC.

By:	/s/ Aimee S. Weisner
Name: Aimee S. Weisner
	Title:	Corporate Vice President,
General Counsel and Secretary